Exhibit 10.1

[LOGO OF FIRMINVEST AG]

May 20, 2007

Dr. Thomas Stegmann & Daniel Montano, Co-Presidents

CardioVascular BioTherapeutics, Inc.

Gentlemen:

This letter is a commitment letter of Firminvest AG (whose principals are longstanding shareholders of CVBT) and its affiliates to subscribe to 100% of the CardioVascular BioTherapeutics, Inc. Reg-S offering of 15,000,000 shares of common stock at $1.00 per share.

Firminvest AG will make a payment of 1,500,000 US$ by May 24, 2007, as a Good Faith commitment. An additional $1,500,000 by May 31, 2007, and the balance of $12,000,000 by June 29, 2007.

Firminvest AG will have the right to allocate the exact number of shares between its affiliates.

This offer is good for two days only and expires at the close of business, 5 p.m., Las Vegas time, May 21, 2007.

Verbal notification of acceptance by CardioVascular BioTherapeutic’s Board of Directors is acceptable. Written acceptance by the CVBT board must be received before the first $1,500,000 is transferred to CardioVascular BioTherapeutics.

Sincerely,

/s/    FREDERICK CHANSON

Frederic Chanson

Chairman & CEO, Firminvest AG

ACCEPTANCE: The undersigned hereby represents and warrants he has read and accepts the above terms and has received approval from the Board of Directors of CardioVascular BioTherapeutics, Inc. to enter into the transactions as set forth above.

/s/ DANIEL C. MONTANO	May 21, 2007	13:20	(PST)
Daniel C. Montano	Date	Time
Chief Executive Officer

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